EXHIBIT 99.1

FOR IMMEDIATE RELEASE
February 23, 2006

Huron Consulting Group Reports Fourth Quarter
and 2005 Full Year Financial Results

•	Revenues of $55.6 million for Q4 2005 increased 36.2% from $40.8 million in Q4 2004.
•	Full Year 2005 revenues increased $47.6 million, or 29.9%, to $207.2 million from $159.6 million in 2004.
•	Earnings for the full year 2005 were $1.05 per diluted share, compared to $0.72 per diluted share during the full year 2004.
•	Full year 2005 utilization rate increased to 76.5% from 72.2% in 2004.
•	Billable headcount increased 31% to 632 at the end of 2005 compared to 483 at the end of 2004.

CHICAGO - February 23, 2006 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the fourth quarter and year ended December 31, 2005.

Fourth Quarter 2005 Results
Revenues of $55.6 million for the fourth quarter of 2005 increased 36.2% from $40.8 million for the fourth quarter of 2004. Excluding $3.2 million of revenues generated by Speltz & Weis LLC (“S&W”), an entity acquired in May 2005, organic revenue growth from the prior year’s quarter was 28.4%. The Company’s fourth quarter 2005 operating income was $8.0 million compared to $4.6 million in the fourth quarter of 2004. Net income attributable to common stockholders was $4.5 million, or $0.27 per diluted share, for the fourth quarter of 2005 compared to $2.4 million, or $0.15 per diluted share, for the comparable quarter last year.

“Market demand for Huron’s services is very strong. Our core growth practices continue to attract, serve and build client relationships,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “We continue to add and retain talented, performance-oriented consultants at all levels to serve Huron’s growing roster of clients.”

Fourth quarter 2005 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (5) were $9.7 million, or 17.4% of revenues, compared to $5.2 million, or 12.9% of revenues, in the comparable quarter last year. Adjusted EBITDA (5), which excludes costs associated with a secondary offering of the Company’s common stock, stock-based compensation expense, as well as restructuring and severance charges recorded in 2004, totaled $11.7 million in the fourth quarter of 2005, or 21.0% of revenues, compared to $6.2 million, or 15.2% of revenues, in the comparable quarter last year.

Billable consultant headcount totaled 632 at December 31, 2005 compared to 483 at December 31, 2004, while the utilization rate was 77.4% during the fourth quarter of 2005 compared with 77.8% during the same period last year. Average billing rate per hour increased to $249 for the fourth quarter of 2005 from $243 for the fourth quarter of 2004.

Fourth Quarter 2005 Segment Performance
Both of the Company’s segments - Financial Consulting and Operational Consulting - continued to show strong improvements in demand and solid revenue growth.

Revenues for the Financial Consulting segment were $30.5 million for the fourth quarter of 2005 increasing 32.3% from $23.0 million in the fourth quarter of 2004. Segment operating income increased 23.4% to $10.8 million from $8.8 million in the same quarter a year ago. Organic revenue growth from the prior year’s quarter was 18.5%, excluding revenues generated by S&W. As of the end of the quarter, the Financial Consulting segment had 306 consultants, up 13.8% from a year ago. Utilization for the quarter was 81.4% compared to 77.6% a year ago. Average billing rate per hour for the segment increased to $270 from $265 the same period a year ago.

Revenues for the Operational Consulting segment were $25.2 million for the fourth quarter of 2005, increasing 41.3% from $17.8 million in the fourth quarter of 2004. Segment operating income increased 47.4% to $9.2 million from $6.2 million during the same period a year ago. As of the end of the quarter, the Operational Consulting segment had 326 consultants, up 52.3 % from a year ago. Utilization for the quarter was 73.8% compared to 78.0% in the fourth quarter of 2004, as a large number of new consultants were integrated into the segment during the last half of the year. Average billing rate per hour for the segment increased to $226 from $220 in the prior year.

Full Year 2005 Results
Revenues increased $47.6 million, or 29.9%, to $207.2 million for the year ended December 31, 2005, from $159.6 million for the year ended December 31, 2004. Excluding $9.8 million of revenues generated by S&W, organic revenue growth from the prior year was 23.7%. Net income attributable to common stockholders was $17.8 million, or $1.05 per diluted share, for the full year 2005, compared to net income of $9.9 million, or $0.72 per diluted share, for the full year 2004.

“Our solid 30 percent increase in year over year revenue growth was fueled by strong demand in the marketplace, and the dedication and hard work of our people,” said Holdren.

For the full year 2005, EBITDA (5) was $38.2 million, or 18.4% of revenues, compared to $22.0 million, or 13.8% of revenues, for the full year 2004. Adjusted EBITDA (5), which excludes secondary costs, stock-based compensation expense, as well as restructuring and severance charges recorded in 2004, for the full year 2005 totaled $45.6 million, or 22.0% of revenues, compared to $28.7 million, or 18.0% of revenues, in the prior year.

Huron’s utilization rate increased to 76.5% during the full year 2005 from 72.2% during the same period last year. Average billing rate per hour increased to $249 in 2005 from $239 in 2004.

Full Year 2005 Segment Performance
Revenues for the Financial Consulting segment were $118.2 million for the year ended December 31, 2005, representing a 27.9% increase from $92.4 million for the year ended December 31, 2004. Segment operating income increased 35.8% to $46.7 million from $34.4 million a year ago. Organic revenue growth from the prior year was 17.3%, excluding revenues generated by S&W. Utilization for the year increased to 79.9% from 71.6% a year ago and average billing rate per hour increased to $275 from $257 a year ago.

Revenues for the Operational Consulting segment were $89.0 million for the year ended December 31, 2005, representing a 32.5% increase from $67.2 million for the year ended December 31, 2004. Segment operating income increased 37.7% to $31.7 million from $23.0 million a year ago. Utilization for the period remained steady at 73.1%, compared to 73.0% a year ago, and average billing rate per hour increased to $222 from $218 a year ago.

Fourth Quarter and Full Year 2005 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com and a rebroadcast will be available no later than the week of March 6, 2006.

Secondary Offering
On February 8, 2006, Huron completed its secondary offering of 6,300,000 shares of common stock by HCG Holdings LLC at the public offering price of $27.00 per share.

Outlook for 2006
Based on currently available information, the Company expects Q1 2006 ranges of $59 million to $61 million in revenues before reimbursable expenses, $8 million to $10 million in operating income, and $0.29 to $0.32 in diluted earnings per share. The Company anticipates full year 2006 ranges of $247 million to $252 million in revenues, $38 million to $42 million in operating income, and $1.27 to $1.32 in diluted earnings per share. Stock-based compensation expense of approximately $2 million and $10 million are included in the Q1 2006 and full year 2006 estimates, respectively. The operating income and diluted earnings per share guidance reflect the effects of the adoption of SFAS No. 123R and exclude costs associated with the recently completed secondary offering. The secondary offering costs are estimated to be approximately $525,000 and would have an approximate $0.03 per share impact on the Q1 2006 and the full year 2006 estimates noted above. Weighted average diluted share counts for 2006 are estimated to be 17.1 million and 17.5 million for Q1 and full year 2006, respectively.

“We are excited by the opportunities for growth in the new year. Huron is well positioned for 2006 and beyond,” added Holdren.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise from litigation, disputes, investigations, regulation, financial distress, and other sources of significant conflict or change. We also help clients improve the overall efficiency and effectiveness of their operations, reduce costs, manage regulatory compliance, and maximize procurement efficiency. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2005 and future results in 2006 are "forward-looking" statements as defined in Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Audited)
Revenues and reimbursable expenses:
Revenues	$55,627	$40,837	$207,213	$159,550
Reimbursable expenses	4,848	4,046	18,749	14,361
Total revenues and reimbursable expenses	60,475	44,883	225,962	173,911
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	31,068	22,598	112,721	92,270
Stock-based compensation	1,406	648	5,047	978
Intangible assets amortization	247	—	1,314	—
Reimbursable expenses	4,917	4,055	18,982	14,281
Total direct costs and reimbursable expenses	37,638	27,301	138,064	107,529
Operating expenses:
Selling, general and administrative	12,888	12,014	49,139	40,425
Stock-based compensation	544	320	1,896	433
Depreciation and amortization	1,421	683	5,282	2,365
Restructuring charges	—	—	—	3,475
Total operating expenses	14,853	13,017	56,317	46,698
Operating income	7,984	4,565	31,581	19,684
Other (income) expense:
Interest (income) expense, net	(159)	(43)	(472)	692
Other expense	1	—	37	—
Total other (income) expense	(158)	(43)	(435)	692
Income before provision for income taxes	8,142	4,608	32,016	18,992
Provision for income taxes	3,623	2,086	14,247	8,128
Net income	4,519	2,522	17,769	10,864
Accrued dividends on 8% preferred stock	—	74	—	931
Net income attributable to common stockholders	$4,519	$2,448	$17,769	$9,933

Net income attributable to common stockholders per share:
Basic	$0.28	$0.16	$1.13	$0.77
Diluted	$0.27	$0.15	$1.05	$0.72
Weighted average shares used in calculating net income attributable to common stockholders per share:
Basic	15,990	15,061	15,741	12,820
Diluted	17,027	16,101	16,858	13,765

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2005	December 31, 2004
	(Audited)
Assets
Current assets:
Cash and cash equivalents	$31,820	$28,092
Receivables from clients, net	29,164	21,750
Unbilled services, net	18,187	10,830
Income tax receivable	232	494
Deferred income taxes	12,553	7,919
Other current assets	5,799	3,053
Total current assets	97,755	72,138
Property and equipment, net	13,162	8,975
Deferred income taxes	2,154	1,450
Deposits and other assets	1,147	656
Intangible assets, net	844	—
Goodwill	14,637	—
Total assets	$129,699	$83,219

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,671	$2,809
Accrued expenses	4,357	2,384
Accrued payroll and related benefits	32,073	20,494
Income tax payable	491	950
Deferred revenue	4,609	2,603
Current portion of notes payable and capital lease obligations	1,282	—
Total current liabilities	45,483	29,240
Non-current liabilities:
Accrued expenses	274	598
Notes payable and capital lease obligations, net of current portion	2,127	—
Deferred lease incentives	6,283	4,148
Total non-current liabilities	8,684	4,746
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 17,397,312 shares issued at December 31, 2005 and 16,364,574 shares issued at December 31, 2004	174	164
Treasury stock, at cost, 148,933 and 0 shares at December 31, 2005 and 2004, respectively	(3,061)	—
Additional paid-in capital	79,963	59,608
Deferred stock-based compensation	(21,055)	(12,281)
Retained earnings	19,511	1,742
Total stockholders’ equity	75,532	49,233
Total liabilities and stockholders equity	$129,699	$83,219

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Segment Operating Results (in thousands):	2005	2004	2005	2004
Revenues and reimbursable expenses:
Financial Consulting	$30,476	$23,033	$118,178	$92,378
Operational Consulting	25,151	17,804	89,035	67,172
Total revenues	55,627	40,837	207,213	159,550
Total reimbursable expenses	4,848	4,046	18,749	14,361
Total revenues and reimbursable expenses	$60,475	$44,883	$225,962	$173,911

Operating income:
Financial Consulting	$10,832	$8,775	$46,676	$34,365
Operational Consulting	9,181	6,228	31,680	23,009
Total segment operating income	$20,013	$15,003	$78,356	$57,374

Other Operating Data:
Number of consultants (at period end) (2):
Financial Consulting	306	269
Operational Consulting	326	214
Total	632	483
Average number of consultants (for the period):
Financial Consulting	306	274	286	279
Operational Consulting	326	213	278	206
Total	632	487	564	485
Utilization rate (3):
Financial Consulting	81.4%	77.6%	79.9%	71.6%
Operational Consulting	73.8%	78.0%	73.1%	73.0%
Total	77.4%	77.8%	76.5%	72.2%
Average billing rate per hour (4):
Financial Consulting	$270	$265	$275	$257
Operational Consulting	$226	$220	$222	$218
Total	$249	$243	$249	$239

(1)
The Company periodically reclassifies certain revenues and expenses among the segments to align them with the changes in the Company’s internal organizational structure. Beginning January 1, 2005, the Forensic Technology and Discovery Services group was moved from the Financial Consulting segment to the Operational Consulting segment to improve marketing synergies with our Legal Business Consulting practice. Previously reported segment information has been revised to reflect this change.

(2)	Consultants consist of our billable professionals, excluding interns and independent contractors.

(3)
We calculate the utilization rate for our consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Revenues	$55,627	$40,837	$207,213	$159,550

Operating income	$7,984	$4,565	$31,581	$19,684
Add back:
Depreciation and amortization (6)	1,668	683	6,596	2,365
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	9,652	5,248	38,177	22,049
Add back:
Stock-based compensation expense	1,950	968	6,943	1,411
Secondary offering costs	90	—	474	—
Restructuring charges	—	—	—	3,475
Severance charges	—	—	—	1,772
Total adjusted items	2,040	968	7,417	6,658
Adjusted EBITDA (5)	$11,692	$6,216	$45,594	$28,707
Adjusted EBITDA as a percentage of revenues	21.0%	15.2%	22.0%	18.0%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE CERTAIN CHARGES AND ADJUSTED NET INCOME BEFORE CERTAIN CHARGES (5)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Net income	$4,519	$2,448	$17,769	$9,933
Diluted earnings per share	$0.27	$0.15	$1.05	$0.72
Add back certain charges:

Secondary offering costs	90	—	474	—
Restructuring and severance charges	—	—	—	5,247
Tax effect	—	—	—	(2,109)
Total certain charges, net of tax	90	—	474	3,138
Net income before certain charges (5)	$4,609	$2,448	$18,243	$13,071
Diluted earnings per share before certain charges (5)	$0.27	$0.15	$1.08	$0.95

Add back other adjustments:
Write-off of intangible asset (6)	—	—	557	—
Amortization of intangible assets	386	—	1,674	—
Stock-based compensation expense	1,950	968	6,943	1,411
Tax effect	(985)	(389)	(3,789)	(567)
Total adjustments, net of tax	1,351	579	5,385	844
Adjusted net income before certain charges (5)	$5,960	$3,027	$23,628	$13,915
Adjusted diluted earnings per share before certain charges (5)	$0.35	$0.19	$1.40	$1.01

(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(6)
On July 5, 2005, one of the Company’s clients filed for bankruptcy. The client filed an application with the Bankruptcy Court to authorize the retention of the Company during the bankruptcy process. The Bankruptcy Court has approved the Company’s retention. In connection with the retention, the Company wrote-off an intangible asset and recorded a charge of $0.6 million.